Exhibit 99.1

First Reserve Sustainable Growth Corp. Announces Receipt of Notification Letter from Nasdaq

STAMFORD, CT and HOUSTON, TX, June 3, 2021 – First Reserve Sustainable Growth Corp. (the “Company”) announced today that it received a notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notice has no immediate effect on the listing of the Company’s securities on Nasdaq. The Company will regain compliance with the Nasdaq listing requirements by filing the Form 10-Q, which the Company anticipates filing prior to July 26, 2021.

About First Reserve Sustainable Growth Corp.

First Reserve Sustainable Growth Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to identify opportunities and companies that focus on solutions, processes, and technologies that facilitate, improve, or complement the ongoing transition toward a more sustainable and environmentally-conscious global energy, infrastructure and industrial complex. The Company is led by Chief Executive Officer, Neil A. Wizel, Chief Financial Officer, Thomas S. Amburgey and Chairman of the Board, Alex T. Krueger.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s final prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Investors

info@frsgcorp.com